Exhibit 99.1

Twitter Reports Second Quarter 2014 Results

SAN FRANCISCO, Calif. – July 29, 2014 – Twitter, Inc. (NYSE: TWTR) today announced financial results for the second quarter ended June 30, 2014.

•	Q2 revenue of $312 million, up 124% year-over-year
•	Q2 net loss of $145 million and non-GAAP net income of $15 million
•	Q2 GAAP EPS of ($0.24) and non-GAAP EPS of $0.02
•	Q2 adjusted EBITDA of $54 million, representing an adjusted EBITDA margin of 17%

“Our strong financial and operating results for the second quarter show the continued momentum of our business,” said Dick Costolo, CEO of Twitter. “We remain focused on driving increased user growth and engagement, and by developing new product experiences, like the one we built around the World Cup, we believe we can extend Twitter’s appeal to an even broader audience.”

Second Quarter 2014 Financial Summary

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jun 30, 2014	Jun 30, 2013	Jun 30, 2014	Jun 30, 2013
GAAP Results
Revenue	$312,166	$139,292	$562,658	$253,635
Net loss	$(144,642)	$(42,225)	$(277,004)	$(69,251)
Diluted net loss per share	$(0.24)	$(0.32)	$(0.47)	$(0.53)
Non-GAAP Results
Adjusted EBITDA	$54,131	$9,647	$91,080	$21,392
Non-GAAP net income (loss)	$14,596	$(16,364)	$14,779	$(26,888)
Non-GAAP diluted net income (loss) per share	$0.02	$(0.12)	$0.02	$(0.21)

For information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Second Quarter 2014 Operational Highlights

•	Average Monthly Active Users (MAUs) were 271 million as of June 30, 2014, an increase of 24% year-over-year.
•	Mobile MAUs reached 211 million in the second quarter of 2014, an increase of 29% year-over-year, representing 78% of total MAUs.
•	Timeline views reached 173 billion for the second quarter of 2014, an increase of 15% year-over-year.
•	Advertising revenue per thousand timeline views reached $1.60 in the second quarter of 2014, an increase of 100% year-over-year.

Second Quarter 2014 Product Highlights

•

Twitter introduced new product experiences that were built around the World Cup, including real-time scoring, push notifications, event and match timelines, and a voting ballot feature. In addition, Twitter launched new web profiles and the ability to send private messages within Vine.

•

Twitter launched a number of new advertiser tools including mobile app promotions, which allow mobile app developers to drive installs and engagements on Twitter, and website cards, which allow advertisers to easily surface website content within a Tweet and drive relevant traffic to any page of their site such as their home page, product page, or an important blog post.

•

Twitter continued the international expansion of its advertising products, expanding state/region geo-targeting to help marketers meet local advertising objectives in additional countries including the UK, France, and Indonesia, among others, and launching its self service ad platform for small and medium sized businesses in Spain, Israel and South Africa.

•

Twitter closed the acquisition of Gnip, a leading provider of social data, and entered into agreements to acquire several other companies including TapCommerce, a leader in mobile retargeting and re-engagement advertising, and SnappyTV, a platform for video editing and distribution.

Second Quarter 2014 Financial Highlights

Revenue – Revenue for the second quarter of 2014 totaled $312 million, an increase of 124% compared to $139 million in the same period last year.

•	Advertising revenue totaled $277 million, an increase of 129% year-over-year.
•	Mobile advertising revenue was 81% of total advertising revenue.
•	Data licensing and other revenue totaled $35 million, an increase of 90% year-over-year.
•	International revenue totaled $102 million, an increase of 168% year-over-year.
•	International revenue was 33% of total revenue.

Net loss – GAAP net loss was $145 million for the second quarter of 2014 compared to a net loss of $42 million in the same period last year. Twitter’s GAAP net loss included $158 million of stock-based compensation expense.

Adjusted EBITDA – Adjusted EBITDA was $54 million for the second quarter of 2014, an increase of 461% compared to $10 million in the same period last year.

Non-GAAP net income / loss – Non-GAAP net income was $15 million for the second quarter of 2014 compared to a Non-GAAP net loss of $16 million in the same period last year.

EPS – Basic and diluted GAAP EPS was ($0.24) for the second quarter of 2014 compared to ($0.32) in the same period last year.

Non-GAAP EPS – Non-GAAP EPS was $0.02 for the second quarter of 2014 compared to ($0.12) in the year ago period.

Capital expenditures – Purchases of property and equipment for the second quarter of 2014 were $44 million. Additionally, $31 million of equipment was financed through capital leases during the second quarter of 2014.

Cash, cash equivalents and marketable securities – As of June 30, 2014, cash, cash equivalents and marketable securities were approximately $2.1 billion, compared to $2.2 billion as of March 31, 2014.

Outlook

Twitter’s outlook for the third quarter of 2014 is as follows:

•	Revenue is projected to be in the range of $330 million to $340 million.
•	Adjusted EBITDA is projected to be in the range of $40 million to $45 million.
•

Stock-based compensation expense is projected to be in the range of $180 million to $190 million excluding the impact of equity awards that may be granted in connection with potential future acquisitions.

Twitter’s revised outlook for the full year of 2014 is as follows:

•	Revenue is projected to be in the range of $1,310 million to $1,330 million.
•	Adjusted EBITDA is projected to be in the range of $210 million to $230 million.
•	Capital expenditures are projected to be in the range of $330 million to $390 million.
•

Stock-based compensation expense is projected to be in the range of $640 million to $690 million excluding the impact of equity awards that may be granted in connection with potential future acquisitions.

Webcast and Conference Call Details

Twitter will host a conference call today, Tuesday, July 29, 2014, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results. Questions submitted via Twitter, directed to @TwitterIR, using the hashtag #TWTRearnings will be considered during the Q&A portion of the conference call in addition to questions submitted by conference call participants. A live webcast of the conference call, Twitter’s financial results and supplemental slides will be accessible from the Investor Relations page of Twitter’s website at investor.twitterinc.com. A replay will be archived and accessible at the same website after the conference call. Twitter has used, and intends to continue to use, its Investor Relations website (investor.twitterinc.com), as well as certain Twitter accounts (@dickc, @twitter and @twitterIR), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Twitter, Inc.

Twitter (NYSE: TWTR) is a global platform for public self-expression and conversation in real time. By developing a fundamentally new way for people to create, distribute and discover content, we have democratized content creation and distribution, enabling any voice to echo around the world instantly and unfiltered. The service can be accessed at Twitter.com, via the Twitter mobile application and via text message. Available in more than 35 languages, Twitter has 271 million monthly active users. For more information, visit discover.twitter.com or follow @twitter.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Twitter’s strategies and business plans and Twitter’s expectations regarding its revenue, adjusted EBITDA, capital expenditures and stock-based compensation expense for the third quarter and full year 2014. Twitter’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that:  our user base and engagement do not continue to grow; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Twitter’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the Securities and Exchange Commission. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. The forward-looking statements in this press release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

To supplement Twitter’s financial information presented in accordance with generally accepted accounting principles in the United States, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP EPS. Twitter defines adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expenses and provision (benefit) for income taxes; and Twitter defines non-GAAP net income (loss) as net loss adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets and the income tax effects related to acquisitions. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue.

Twitter uses the non-GAAP financial measures of adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP EPS in evaluating its operating results and for financial and operational decision-making purposes.  Twitter believes that adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP EPS help identify underlying trends in its business that could otherwise be masked by the effect of the expenses that we exclude in adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP EPS. Twitter also believes that adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP EPS provide useful information about its operating results, enhance the overall understanding of Twitter’s past performance and future prospects and allow for greater transparency with respect to key metrics used by Twitter’s management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance.  Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter’s operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter’s core business operating results over multiple periods with other companies in its industry.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

For future periods, Twitter is unable to provide a reconciliation of adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, depreciation and amortization expense, interest and other expenses and provision (benefit) for income taxes, that are expected to be incurred in the future.

Contacts

Investors:
Nils Erdmann

ir@twitter.com

Press:
Jim Prosser

jprosser@twitter.com

TWITTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$844,976	$841,010
Short-term investments	1,252,055	1,393,044
Accounts receivable, net	287,082	247,328
Prepaid expenses and other current assets	79,773	93,297
Total current assets	2,463,886	2,574,679
Property and equipment, net	467,634	332,662
Intangible assets, net	105,497	77,627
Goodwill	514,601	363,477
Other assets	33,199	17,795
Total assets	$3,584,817	$3,366,240
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$23,084	$27,994
Accrued and other current liabilities	247,547	110,310
Capital leases, short-term	99,744	87,126
Total current liabilities	370,375	225,430
Capital leases, long-term	101,929	110,520
Deferred and other long-term tax liabilities, net	31,929	59,500
Other long-term liabilities	33,991	20,784
Total liabilities	538,224	416,234
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,318,021	3,944,952
Accumulated other comprehensive income (loss)	199	(323)
Accumulated deficit	(1,271,630)	(994,626)
Total stockholders' equity	3,046,593	2,950,006
Total liabilities and stockholders' equity	$3,584,817	$3,366,240

TWITTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue	$312,166	$139,292	$562,658	$253,635
Costs and expenses
Cost of revenue	100,027	50,573	185,530	91,828
Research and development	177,095	64,263	326,486	111,837
Sales and marketing	140,261	45,258	246,496	77,697
General and administrative	44,694	18,114	83,428	35,096
Total costs and expenses	462,077	178,208	841,940	316,458
Loss from operations	(149,911)	(38,916)	(279,282)	(62,823)
Interest income (expense), net	(2,110)	(1,513)	(4,677)	(2,746)
Other income (expense), net	1,780	(1,019)	2,578	(2,548)
Loss before income taxes	(150,241)	(41,448)	(281,381)	(68,117)
Provision (benefit) for income taxes	(5,599)	777	(4,377)	1,134
Net loss	$(144,642)	$(42,225)	$(277,004)	$(69,251)
Net loss per share:
Basic and diluted	$(0.24)	$(0.32)	$(0.47)	$(0.53)
Weighted-average shares used to compute net loss per share:
Basic and diluted	595,607	132,224	587,760	129,853

TWITTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash flows from operating activities
Net loss	$(144,642)	$(42,225)	$(277,004)	$(69,251)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	45,631	25,917	85,582	48,647
Stock-based compensation expense	158,411	22,646	284,780	35,568
Provision for bad debt	658	19	1,436	245
Deferred income tax benefit	(7,747)	(72)	(7,737)	(508)
Non-cash acquisition-related costs	307	—	307	566
Amortization of investment premium and other	(1,896)	1,396	359	3,045
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Accounts receivable	(46,074)	(10,377)	(37,213)	(11,349)
Prepaid expenses and other assets	13,186	(1,577)	(17,229)	(5,301)
Accounts payable	1,710	2,497	1,407	(1,923)
Accrued and other liabilities	62,153	8,820	89,692	9,920
Net cash provided by operating activities	81,697	7,044	124,380	9,659
Cash flows from investing activities
Purchases of property and equipment, net of proceeds from sales	(44,457)	(15,139)	(94,077)	(26,761)
Purchases of marketable securities	(568,264)	(94,857)	(1,039,014)	(235,625)
Proceeds from maturities of marketable securities	532,593	150,155	1,009,926	220,346
Proceeds from sales of marketable securities	—	18,300	168,138	24,300
Restricted cash	422	(1,287)	(11,716)	(2,412)
Business combinations, net of cash acquired	(132,896)	(2,500)	(132,896)	(2,322)
Net cash provided by (used in) investing activities	(212,602)	54,672	(99,639)	(22,474)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(1,028)	—	(16,168)	—
Repayments of capital lease obligations	(21,365)	(16,410)	(42,886)	(31,068)
Proceeds from exercise of stock options, net of repurchase	14,557	959	15,907	5,698
Proceeds from issuances of common stock under employee stock purchase plan	21,224	—	21,224	—
Payments of offering costs	—	—	(1,162)	—
Net cash provided by (used in) financing activities	13,388	(15,451)	(23,085)	(25,370)
Net increase (decrease) in cash and cash equivalents	(117,517)	46,265	1,656	(38,185)
Foreign exchange effect on cash and cash equivalents	1,738	(4)	2,310	(634)
Cash and cash equivalents at beginning of period	960,755	118,248	841,010	203,328
Cash and cash equivalents at end of period	$844,976	$164,509	$844,976	$164,509
Supplemental disclosures of non-cash investing and financing activities
Common and convertible preferred stock issued in connection with acquisitions	$51,846	$4,478	$51,846	$109,945
Equipment purchases under capital leases	$30,782	$28,771	$47,739	$58,757
Changes in accrued equipment purchases	$32,546	$5,442	$43,597	$9,331
Unpaid deferred offering costs	$—	$1,600	$—	$1,600

TWITTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Non-GAAP net income (loss) and net income (loss) per share:
Net loss	$(144,642)	$(42,225)	$(277,004)	$(69,251)
Stock-based compensation expense	158,411	22,646	284,780	35,568
Amortization of acquired intangible assets	8,099	3,302	14,275	7,178
Income tax effects related to acquisitions	(7,272)	(87)	(7,272)	(383)
Non-GAAP net income (loss)	$14,596	$(16,364)	$14,779	$(26,888)
GAAP diluted shares	595,607	132,224	587,760	129,853
Dilutive equity awards (1)	78,936	—	95,362	—
Non-GAAP diluted shares	674,543	132,224	683,122	129,853
Non-GAAP diluted net income (loss) per share	$0.02	$(0.12)	$0.02	$(0.21)
Adjusted EBITDA:
Net loss	$(144,642)	$(42,225)	$(277,004)	$(69,251)
Stock-based compensation expense	158,411	22,646	284,780	35,568
Depreciation and amortization expense	45,631	25,917	85,582	48,647
Interest and other expense, net	330	2,532	2,099	5,294
Provision (benefit) for income taxes	(5,599)	777	(4,377)	1,134
Adjusted EBITDA	$54,131	$9,647	$91,080	$21,392
Stock-based compensation expense by function:
Cost of revenue	$13,869	$1,471	$23,700	$1,955
Research and development	92,493	15,772	170,811	24,197
Sales and marketing	37,547	2,549	65,348	4,614
General and administrative	14,502	2,854	24,921	4,802
Total stock-based compensation expense	$158,411	$22,646	$284,780	$35,568
Amortization of acquired intangible assets by function:
Cost of revenue	$5,754	$3,302	$9,894	$7,178
Research and development	140	—	280	—
Sales and marketing	2,205	—	4,101	—
General and administrative	—	—	—	—
Total amortization of acquired intangible assets	$8,099	$3,302	$14,275	$7,178

(1) Gives effect to potential common stock instruments such as stock options, RSUs, unvested restricted stock and warrant.